UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2008

Santander BanCorp
(Exact name of Registrant as specified in its charter)

Commonwealth of Puerto Rico	001-15849	66-0573723
(State or other jurisdiction of Incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)
207 Ponce de León Avenue
San Juan, Puerto Rico 00917
Address of Principal Executive Offices,
Including Zip Code
(787) 777-4100
Registrant’s telephone number,
including area code
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     On August 29, 2008, Santander BanCorp (the “Company”) filed a current report on Form 8-K to announce, among other things, the appointment of Juan Moreno as President and Chief Executive Officer of the Company, and Chief Executive Officer of Banco Santander Puerto Rico, the Company’s principal subsidiary. This amended current report on Form 8-K/A is being filed as previously announced by the Company for the sole purpose of providing a brief description of the terms of Mr. Moreno’s compensation.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)	On October 27, 2008, the Company entered into an employment agreement with Juan Moreno, effective as of October 22, 2008, in connection with Mr. Moreno’s previously announced appointment as President and Chief Executive Officer of the Company, and Chief Executive Officer of Banco Santander Puerto Rico.
Pursuant to the terms of the employment agreement, Mr. Moreno will be entitled to receive an annual base salary of $775,000 for his first year of employment, and incentive compensation in accordance with the Company’s compensation program for expatriated officers, which is administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”). Mr. Moreno’s base salary may be increased in subsequent contract years at the discretion of the Compensation Committee. Under the Company’s compensation program, Mr. Moreno will also be eligible to participate in the Company’s performance bonus incentive plan, and may receive certain perquisites such as housing, school payments, utilities, vacations, tax gross-ups and other related expenses, as determined by the Compensation Committee. The employment agreement has a term of three years and expires on October 21, 2011.
The Company may terminate Mr. Moreno’s employment for “cause” or other than for “cause.” If the Company terminates Mr. Moreno’s employment other than for “cause,” Mr. Moreno will be entitled to receive a severance payment in the amount required under Puerto Rico law. In addition, Mr. Moreno may be entitled to receive additional severance and pension benefits from Banco Santander, S.A., the parent of the Company, or its affiliates (collectively, “Santander Group”), for prior years of service with Santander Group, following the termination of his employment. Any such additional benefits would be payable by Santander Group and not by the Company.
Mr. Moreno has expressly agreed to maintain in strictest confidence and not to use in any way, publish, disclose or authorize anyone else to use in any way, publish or disclose any confidential information relating to any manner to the business or affairs of the Company or any of its affiliates.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SANTANDER BANCORP
	By:	/s/ Rafael S. Bonilla
Rafael S. Bonilla
Date: October 27, 2008		Senior Vice President and General Counsel

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